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Exhibit 5.14

March 2, 2017

CONSENT OF EXPERT

United States Securities and Exchange Commission

Ladies and Gentlemen:

        I, I.A. Lipiec, P. Eng., of Amec Foster Wheeler Americas Limited (formerly known as AMEC Americas Limited), hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of New Gold Inc. of the information derived from the technical report with an effective date of January 14, 2014, which is entitled "Blackwater Gold Project, British Columbia, NI 43-101 Technical Report on Feasibility Study" (the "Technical Report") and all other references to the Technical Report included or incorporated by reference in the registration statement on Form F-10 of New Gold Inc.

Yours truly,
/s/ I.A. LIPIEC I.A. Lipiec, P. Eng. Amec Foster Wheeler Americas Limited (formerly known as AMEC Americas Limited)

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  Exhibit 5.14
CONSENT OF EXPERT